Exhibit 23.1



                   CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 of Applied Digital Solutions, Inc. (formerly Applied Cellular Technology, Inc.) of our report dated February 19, 1999 relating to the financial statements and financial statement schedule of Applied Cellular Technology, Inc. which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

St. Louis, Missouri
July 21, 1999